Exhibit 3.1

MA SOC Filing Number: 201207406200 Date: 11/5/2012 3:22:00 PM

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	Articles of Amendment	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.06, 950 CMR 113.34)

(1) Exact name of corporation: Mercury Computer Systems, Inc.

(2) Registered office address: 201 Riverneck Road, Chelmsford, MA 01824

(number, street, city or town, state, zip code)

(3) These articles of amendment office article(s): I

(specify the number(s) of article(s) being amended (I-VI))

(4) Date adopted: October 17, 2012

  (month, day, year)

(5) Approved by:

(Check appropriate box)

☐	the incorporators.

☐	the board of directors without shareholder approval and shareholder approval was not required.

☑	the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article I – The name of the Corporation has been changed from “Mercury Computer Systems, Inc.” to “Mercury Systems, Inc.”

P.C.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class of series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

(7)	The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filling is specified: Effective at 5:00 p.m. on November 12, 2012

*	G.L. Chapter 15GD eliminates the concept of par value, however a corporation may specify par value in Article III, See G. L. Chapter 15 GD, Section 6.21, and the comments relative thereto.

Signed by:

(Signature of authorized individual)

☐	Chairman of the board of directors,

☑	President

☐	Other officer

☐	Court-appointed fiducuary.

on this 5th day of Novemer, 2012

MA SOC Filing Number: 201207406200 Date: 11/5/2012 3:22:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

November 05, 2012 03:22 PM

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth